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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF ROGERS & WELLS LLP]


April 27, 1998

DVI, Inc.
500 Hyde Park
Doylestown, PA 18901

Re:Registration on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for DVI, Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 84,012 shares (the "Offered Shares") of common stock, par value $.005 per share (the "Common Stock") to be offered from time to time by certain selling stockholders (the "Selling Stockholders") of the Company.

In rendering the opinion expressed herein, we have examined the Registration Statement in the form to be filed with the Commission on or about the date hereof. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, including the Certificate of Incorporation and By-laws of the Company, and the corporate proceedings of the Company relating to the authorization and issuance of the Offered Shares. As to the factual matters relevant to the opinions set forth below we have, with your permission, relied upon certificates of officers of the Company and public officials.

Based upon the foregoing and on such examination of law as we have deemed necessary, we are of the opinion that the Common Stock has been duly authorized and validly issued to the Selling Stockholders by the Company and, when issued and sold by the Selling Stockholders in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder.


Very truly yours,

/s/ Rogers & Wells LLP